UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2013

AMERICAN PETROLEUM TANKERS PARENT LLC

(Exact name of registrant as specified in its charter)

Delaware	333-171331	90-0587372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 W. Germantown Pike, Suite 400, Plymouth Meeting, PA	19462
(Address of principal executive offices)	(Zip code)

(610) 940-1677

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On April 2, 2013, American Petroleum Tankers Parent LLC (“APT” or the “Company”) refinanced its outstanding indebtedness in a transaction consisting of entering into $280 million of new senior secured credit facilities (“Credit Facilities”) consisting of a $10 million, 5-year revolving credit facility and a $270 million 6.5-year term loan. Proceeds from the new Credit Facilities have been deposited with the trustee pursuant to the Indenture, dated as of May 17, 2010 (the “Indenture”), and will be used to redeem APT’s existing 10.25% first priority senior secured notes due 2015 (the “Notes”) on May 2, 2013, including payment of the outstanding principal, the redemption premium and all accrued and unpaid interest (the “Redemption Amount”). The remaining proceeds will be used to pay fees and expenses associated with the transaction.

In connection with depositing the Redemption Amount with the trustee under the Indenture, the Company’s obligations under the Indenture were discharged as of April 2, 2013. Accordingly, the Company is no longer required to file reports with the Securities and Exchange Commission (“SEC”) and will file Form 15 with the SEC.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Petroleum Tankers Parent LLC

Date: April 5, 2013	/s/ Robert K. Kurz
Robert K. Kurz
Chief Executive Officer